EXHIBIT C
LETTER OF TRANSMITTAL
Regarding Interests in
HATTERAS MASTER FUND, L.P.
Tendered Pursuant to the Offer to Purchase
Dated September 25, 2009
THIS LETTER OF TRANSMITTAL MUST BE
RECEIVED BY UMB FUND SERVICES, INC.
BY OCTOBER 28, 2009.
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT 12:00 MIDNIGHT, EASTERN STANDARD TIME, ON OCTOBER 28, 2009,
UNLESS THE OFFER IS EXTENDED.
Complete This Letter Of Transmittal And Return To:
Hatteras Master Fund, L.P.
c/o UMB Fund Services, Inc.
P.O. Box 1623
Milwaukee, WI 53201-1623
Attention: Tender Offer Administrator
Phone: (800) 504-9070
Fax: (816) 860-3138

Letter of Transmittal Page 1 of 4

Ladies and Gentlemen:
     The undersigned hereby tenders to Hatteras Master Fund, L.P., a closed-end, non-diversified, management investment company organized as a limited partnership under the laws of the State of Delaware (the “Fund”), the limited partnership interest in the Fund or portion thereof (the “Interest”) held by the undersigned, described and specified below, on the terms and conditions set out in the Offer to Purchase, dated September 25, 2009 (the “Offer”), receipt of which is hereby acknowledged, and in this Letter of Transmittal. THE OFFER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET OUT IN THE OFFER, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.
     The undersigned hereby sells to the Fund the Interest tendered pursuant to this Letter of Transmittal. The undersigned warrants that it has full authority to sell the Interest tendered hereby and that the Fund will acquire good title to the Interest, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to this sale, and not subject to any adverse claim, when and to the extent the Interest is purchased by the Fund. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.
     The undersigned recognizes that under certain circumstances set out in the Offer, the Fund may not be required to purchase the Interest tendered hereby.
     The initial payment of the purchase amount for the Interest tendered by the undersigned will be made by wire transfer of the funds to an account designated by the undersigned in this Letter of Transmittal.
     The “Post-Audit Payment” portion of the purchase amount, if any, as described in Section 7 of the Offer, will also be made by wire transfer of the funds to the undersigned’s account as provided herein. The undersigned recognizes that the amount of the initial payment of the purchase amount for Interests will be based on the unaudited net asset value of the Fund as of December 31, 2009, subject to an extension of the Offer as described in Section 8 of the Offer. The Post-Audit Payment will be payable promptly after the completion of the Fund’s next annual audit. It is anticipated that the annual audit of the Fund’s financial statements will be completed no later than 60 days after the fiscal year-end of the Fund.
     All authority conferred or agreed to be conferred in this Letter of Transmittal will survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder will be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 6 of the Offer, this tender is irrevocable.
     PLEASE FAX OR MAIL (VIA CERTIFIED MAIL, RETURN RECEIPT REQUESTED) TO: HATTERAS MASTER FUND, L.P., C/O UMB FUND SERVICES, INC., P.O. BOX 1623, MILWAUKEE, WI 53201-1623, ATTENTION: TENDER OFFER ADMINISTRATOR (if by fax, please deliver an original, executed copy promptly thereafter). FOR ADDITIONAL INFORMATION: PHONE: (800) 504-9070 OR FAX: (816) 860-3138.

Letter of Transmittal Page 2 of 4

LETTER OF TRANSMITTAL
Tender Date: December 31, 2009
Tender Expiration Date: 12 Midnight ET, October 28, 2009
PARTS 1, 2, 3, AND 4 MUST BE COMPLETED FOR
TENDER REQUEST TO BE IN GOOD ORDER FOR PROCESSING

PLEASE FAX OR MAIL TO:
HATTERAS MASTER FUND UMB Fund Services 803 W. Michigan St., Ste A Milwaukee, WI 53233	FOR ADDITIONAL INFORMATION: PHONE: (800) 504-9070 FAX: (816) 860-3138
PLEASE CONTACT YOUR FINANCIAL INTERMEDIARY BEFORE SUBMITTING YOUR TENDER REQUEST.
PART 1 — NAME AND ADDRESS

Hatteras Account #:
Full Account Registration Line 1:
Full Account Registration Line 2:
Telephone Number:

Advisor Account #:
Advisor Firm Name:
Advisor Rep Name
Advisor Telephone Number:

FOR CUSTODIAL ACCOUNTS ONLY (IRA, 401k, ETC.)
Custodial Account #:
Custodian Name:
Custodian Address:
Custodian City, State, Zip:
Custodian Telephone Number:
PART 2 — AMOUNT OF INTERESTS IN THE FUND BEING TENDERED:

☐ Entire amount of Interests

☐ Portion of Interests	$ or Number of Interests
The undersigned understands and agrees that if the undersigned tenders an amount that would cause the undersigned’s remaining Interests to have a NAV of less than $100,000, the General Partner of the Fund may reduce the amount to be repurchased from the undersigned so that the required minimum account balance is maintained or repurchase the remainder of the undersigned’s Interests in the Fund.

Letter of Transmittal Page 3 of 4

LETTER OF TRANSMITTAL
PART 3 — PAYMENT
PAYMENT GUIDELINES: Proceeds from tax deferred and tax exempt registration types are required to be returned to the custodian on record.
If you invest in the Fund through a financial intermediary, that financial intermediary may require alternate payment and/or delivery instructions, notwithstanding your request herein. Please contact your financial intermediary before submitting your tender request.
Please Deliver All Proceeds via Federal Wire to the Following:

Bank Name:
ABA Routing Number:
For Credit to:
Name(s) on Bank Account:
Bank Account Number:
For Further Credit to:
Name(s) on Investors Account:
Investor Account Number at Broker:
HOLDBACK PAYMENTS: Holdback payments will be delivered after the Fund’s audit is complete at the end of the Fiscal Year to the same wire instruction the tender proceeds are delivered to. If alternate payment instructions are needed for the holdback, please contact UMB Fund Services at the 800-504-9070 for instructions.
PART 4 — SIGNATURE(S)

Signature	Print Name of Authorized Signatory (and Title if applicable)

Signature	Print Name of Authorized Signatory (and Title if applicable)

Signature	Print Name of Authorized Signatory (and Title if applicable)
PLEASE CONTACT YOUR FINANCIAL INTERMEDIARY BEFORE SUBMITTING YOUR TENDER REQUEST.

Letter of Transmittal Page 4 of 4

TO CANCEL TENDER PREVIOUSLY SUBMITTED
ONLY COMPLETE THIS FORM IF YOU WISH TO CANCEL THE INSTRUCTIONS
YOU SUBMITTED ON YOUR LETTER OF TRANSMITTAL.